UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2013

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 30, 2013, SEACOR Holdings Inc. (the "Company") issued a press release setting forth its second quarter 2013 earnings (the "Earnings Release"). A copy of the Earnings Release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.
The information set forth in (and incorporated by reference into) this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
On May 2, 2013, the Company issued a press release announcing that it had entered into an agreement with Hyundai Heavy Industries Co., Ltd. ("HHI"), through a subsidiary of SEACOR Ocean Transport Inc., for the construction of two Liquefied Petroleum Gas tankers (Very Large Gas Carriers, otherwise known as VLGCs), with expected deliveries in 2014, with an option to purchase up to three additional VLGCs with delivery in 2015. The Company also announced that it anticipated that these new vessels would be managed by Dorian (Hellas) S.A. ("Dorian") in a pool together with three VLGCs owned by affiliates of Dorian, and that Dorian also had an option to acquire or co-invest in up to 50% of the vessels under contract and option with HHI.
On July 25, 2013, the Company and certain of its subsidiaries entered into new agreements and arrangements with Dorian and its affiliates that supersede the agreement and related arrangements previously announced. The Company agreed to (i) subscribe for shares of common stock of Dorian LPG, Ltd., a Marshall Islands corporation and affiliate of Dorian ("Dorian LPG"), for a net cash investment of approximately $42.1 million, (ii) contribute to Dorian LPG ownership of a subsidiary that is party to a contract for the construction of one VLGC with HHI, (iii) sell to Dorian ownership of a subsidiary that is party to a contract for the construction of one VLGC with HHI and (iv) assign to Dorian LPG its rights with respect to the vessels under option with HHI. Dorian has agreed to (i) contribute to Dorian LPG three VLGCs and certain other vessels currently owned by Dorian affiliates, (ii) transfer to Dorian LPG the ownership interest in the Company subsidiary acquired from the Company referred to above, (iii) assign to Dorian LPG its rights with respect to the vessels under option with HHI and (iv) transfer its vessel management activities to Dorian LPG. Contemporaneously, investors who are not affiliates of the Company or Dorian subscribed to purchase shares of common stock of Dorian LPG for an aggregate cash investment of approximately $110.0 million.
The transactions described above were consummated on July 30, 2013. Following such consummation, each of the Company and Dorian (i) owns approximately 25% of the issued and outstanding common stock of Dorian LPG and (ii) has three of its designees serving on the six-member board of directors of Dorian LPG.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated July 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

July 30, 2013	By:	/s/ Richard Ryan

Name: Richard Ryan
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated July 30, 2013.